Exhibit 99.1

Filed by Pacific Premier Bancorp, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: GrandPoint Capital, Inc.
SEC Registration Statement No.: 333-224167

Pacific Premier Bancorp Announces Participation
in Upcoming Investor Conferences

Irvine, Calif., May 9, 2018 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today that Steven R. Gardner, Chairman, President and Chief Executive Officer, will participate in the following investor conferences during the month of May:

D.A. Davidson Financial Institutions Conference
May 9-10, 2018
Denver, Colorado

Piper Jaffray Financial Services Conference
May 15-16, 2018
Palm Beach, Florida

During the conferences, Mr. Gardner will hold a series of meetings with institutional investors. A copy of the investor presentation to be used at the conferences will be filed on Form 8-K with the Securities and Exchange Commission and can be accessed through the SEC Filings tab in the Investor Relations section of the Company’s website at www.ppbi.com.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with approximately $8.0 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Orange, Los Angeles, Riverside, San Bernardino, San Diego, San Luis Obispo and Santa Barbara, California as well as Clark County, Nevada. Through its 33 depository branches, Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.

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Contact:

Pacific Premier Bancorp, Inc.

Steve R. Gardner
Chairman, President and Chief Executive Officer
949-864-8000
or
Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949-864-8000